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                                                                    Exhibit 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-11 of our report dated June 10, 2003 relating to the financial statements of Gladstone Commercial Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts".


/s/ PricewaterhouseCoopers LLP

New York, NY
June 11, 2003